EXHIBIT 5.1
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            [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]



                                             January 15, 1997



Emisphere Technologies, Inc.
15 Skyline Drive
Hawthorne, New York  10532

                  Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 (the "Registration Statement"), being filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by Emisphere Technologies, Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the 600,000 issued shares (the "Issued Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and the 250,000 shares of Common Stock issuable upon exercise of certain warrants (the "Warrants") at an exercise price of $16.25 per share (the "Warrant Shares" and, collectively with the Issued Shares, the "Shares"), registered thereunder.

                  In connection with the furnishing of this opinion, we have reviewed the Registration Statement, originals, or copies certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and By-laws and records of certain of the Company's corporate proceedings. We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our


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satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below. In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, photocopied, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

                  Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that (i) the Issued Shares are duly authorized, validly issued, fully paid and nonassessable; and (ii) the appropriate number of shares of Common Stock initially issuable upon exercise of the Warrants has been duly authorized and reserved for issuance and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

                  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                               Very truly yours,


                                  /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON